UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Wheeling - Pittsburgh Corporation

(Name of Registrant as Specified In Its Charter)

Esmark Incorporated

Bouchard Group, L.L.C.

Franklin Mutual Advisers, LLC

James P. Bouchard

Craig T. Bouchard

Albert G. Adkins

Clark Burrus

C. Frederick Fetterolf

James V. Koch

George Muñoz

Joseph Peduzzi

James A. Todd

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N O V E M B E R 2 0 0 6 Presentation

This presentation contains forward-looking statements.  These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include the ability to successfully solicit sufficient proxies to elect Esmark’s nominees for director and the ability to achieve anticipated cost savings as a result of the proposed merger, competition in the steel industry, dependence on suppliers of raw materials, and cyclical demand for steel products.
Information contained herein is based upon publicly available information.

Agenda Agenda Page Conclusion Esmark’s Strategic vision and operating plan Wheeling-Pitt has overpromised and underperformed Executive summary and director slate 2 2 13 21 33

Wheeling-Pitt’s existing Board of Directors and senior management have failed to address the Company’s problems
Despite operating in one of the strongest steel environments in decades, Wheeling-Pitt’s strategy, led by Jim Bradley, has resulted in one of the highest cost structures in the industry and a weak commercial position
Wheeling-Pitt’s existing senior management – the same management that took the Company into bankruptcy in 2001 – and its Board of Directors have had ample opportunity to fix the
Company since its emergence from bankruptcy in 2003 but have failed to do so
Not only has Wheeling-Pitt failed to implement a plan to correct its issues – the Company’s performance has worsened as reflected by:
Operating losses while its peers reported record profits
Consistently high raw material procurement costs (including coke, coal and natural gas)
Weak stock price performance on a stand-alone basis as well as compared to its peers
Furthermore, the existing Board of Directors has established a course opposed by many shareholders and its labor union:
Despite opposition from the United Steelworkers Association (“USWA”) and its third largest shareholder, Tontine Management LLC (“Tontine”), Wheeling-Pitt executed a definitive agreement with Companhia Siderurgica Nacional (“CSN”) to give up 49.5% of the Company in exchange for CSN’s underperforming Heartland asset
While it is clear that Wheeling-Pitt cannot remain independent and survive, they have chosen the wrong path based on self-benefiting guidance from senior management

EXECUTIVE SUMMARY AND DIRECTOR SLATE

ESMARK
A Steel Services Family

Wheeling-Pitt’s Board and management have picked a fight with the United Steelworkers
USWA public statements
“The Union will continue to oppose any effort to bring forward the CSN transaction and will use the Successorship provisions of its
Collective Bargaining Agreement to block that deal.”
USWA Press Release, September 19, 2006
Companies that pick fights with their labor unions lose value
“The Steelworkers Union has demonstrated on occasions too numerous to count that we can be an extraordinarily powerful ally.  At the same time, however, the record is equally clear that to have us as an adversary is in no one’s interest.”
USWA Press Release, September 21, 2006
0
10
20
30
40
50
60
$70
10/3/97 1/10/00 4/18/02 7/25/04 11/1/06
Oregon Steel
10/3/97 ($28.00) – USW goes on
strike against Oregon Steel’s
CF&I subsidary due to labor
practices dispute
1/14/04 ($5.37) – USW reaches
tentative agreement to settle its
6+ year labor dispute with CF&I
Return during 6+ year dispute:  (80.8%)
Post-dispute return: +900.7%
Current:  $54.40
Source:  Tradeline, Bloomberg
0
5
10
15
20
25
30
35
40
$45
5/25/04 1/2/05 8/13/05 3/23/06 11/1/06
Algoma Steel
Post-dispute return:  +182.6%
Current:  CAD $33.75
6/10/04 (CAD $8.65) – USW
walks away from labor contract
negotiations with Algoma Steel
7/28/04 (CAD $11.75) – USW reaches tentative
agreement on terms of new labor agreement with
Algoma, days before strike deadline of July 31
CAD
12/30/97 ($18.43) – USW
members end strike and agree
to return to work while
continuing to pursue unfair
labor practices settlement
The USWA opposes Wheeling-Pitt’s merger with CSN

Wheeling-Pitt’s Board slate is a temporary Board
Since the existing Board has approved the CSN merger, they are a temporary Board
If the CSN merger is consummated, the Wheeling-Pitt Board will change by the terms of the agreement
Who are the Directors?
— Jim Bradley as Chairman
— 3 CSN Directors
— 2 USWA Directors
— 5 “Independent” Directors not yet identified
What experience do they have?

Esmark has proposed a new slate of directors to ensure that
Wheeling-Pitt’s existing problems are remedied
Esmark’s plan to fix Wheeling-Pitt begins with replacing the current Board of Directors who have shown a fundamental lack of understanding regarding the issues plaguing
Wheeling-Pitt
The Esmark slate of Directors is comprised of talented and independent individuals with substantial experience in steel, accounting, finance, operations and strategic planning
If Esmark’s nominees are elected, its first step would be to replace the current senior management team with a well-qualified management team with a proven track record and significant steel industry experience to improve Wheeling-Pitt’s cost structure and financial results
Next, the Board would fully evaluate strategic alternatives for Wheeling-Pitt
We expect that the nominees would appoint an independent committee to evaluate all alternatives available to Wheeling-Pitt, including, but not limited to, Esmark’s merger proposal and CSN’s existing definitive agreement with Wheeling-Pitt
The independent committee would choose the proposal that makes sense for all
Wheeling-Pitt shareholders and not solely the proposal that allows the current management team to stay in place

EXECUTIVE SUMMARY AND DIRECTOR SLATE

ESMARK
A Steel Services Family

Esmark is nominating a talented and diverse slate of
experienced nominees
Albert G. Adkins
Former Vice President-Accounting, Controller,
and Chief Accounting Officer for Marathon Oil
Corporation from 2001 to 2006
Previously, Mr. Adkins served as Controller from
2000 to 2001 and Assistant Controller from 1998
to 2000 for United States Steel Corporation
From 1996 to 1997 Mr. Adkins served as Vice
President of Accounting and Finance for Delhi
Gas Pipeline Corporation
Mr. Adkins is a certified public accountant and
certified management accountant and is
currently retired
Qualifies as an independent director and as an
audit committee financial expert
Esmark’s proposed slate is comprised of experienced, diverse and independent individuals who, if elected, will take their fiduciary duties seriously and seek to improve shareholder value for Wheeling-
Pitt’s investors beginning day one
Clark Burrus
Former Vice Chairman of First Chicago Capital
Markets, Inc. (now J.P. Morgan Chase) and Co-
Chairman of its public banking department from
1991 to 1998
From 1978 to 1991 Mr. Burrus held various senior
positions within the First National Bank of Chicago
(now J.P. Morgan Chase) in the public banking and
asset and liability management departments
From 1973 to 1979, Mr. Burrus served as
Comptroller for the City of Chicago, during which
time he helped the City of Chicago reach a AA
bond rating for the first time from near
bankruptcy
Mr. Burrus has served as Chairman of the Chicago
Transit Authority (CTA) and as a member of the
board of numerous other organizations
Qualifies as an independent director and as an
audit committee financial expert

EXECUTIVE SUMMARY AND DIRECTOR SLATE

ESMARK
A Steel Services Family ™

Esmark is nominating a talented and diverse slate of
experienced nominees (cont’d.)
C. Frederick Fetterolf James V. Koch
Former President and COO of Aluminum
Company of America, Inc. (Alcoa) from 1985 to
1991, and served as President of Alcoa from
1983 to 1985
Mr. Fetterolf currently serves as a director on
the board and Chairman of the audit committee
of Aleris International, Inc.
Previously, Mr. Fetterolf has been a director of
various publicly traded companies including
Alcoa, Allegheny Technologies Incorporated,
Mellon Bank Corporation, Praxair, Inc., Union
Carbide Corp., Quaker State Corporation,
Dentsply International Inc., Teledyne
Technologies Incorporated, and several privately
held firms
Qualifies as an independent director
Dr. Koch is the Board of Visitors Professor of
Economics and President Emeritus of Old
Dominion University since 2001
Dr. Koch was President of Old Dominion
University and a Professor of Economics from
1990 to 2001
From 1986 to 1990, Dr. Koch was President of
the University of Montana
From 1980 to 1986, Dr. Koch was Provost, Vice
President for Academic Affairs and a Professor
of Economics at Ball State University
He is currently a board member for the Virginia
Research and Technology Advisory Commission,
the MacArthur Foundation, the Bureau of
Business and Economic Research, and Eastern
Virginia Medical School
Qualifies as an independent director

EXECUTIVE SUMMARY AND DIRECTOR SLATE

ESMARK
A Steel Services Family ™

Esmark is nominating a talented and diverse slate of
experienced nominees (cont’d.)
George Munoz Joseph Peduzzi
Principal and President of Muñoz Investment
Banking Group LLC and as a partner at law firm
Tobin, Petkus & Muñoz since 2001
From 1997 to 2001, Mr. Muñoz was President
and CEO of Overseas Private Investment Corp
where he supervised an $18 billion portfolio
Mr. Muñoz served as Assistant Secretary for
Management and CFO of the U.S. Treasury
Department from 1993 to 1997
From 1990 to 1993, Mr. Muñoz was a partner in
the investment banking firm of Stevenson,
Colling & Muñoz and was an associate and
partner at law firm Mayer Brown and Platt from
1980 to 1989
He currently serves as a director for Marriott
International Inc., Altria Group Inc., Anixter
International, Inc., and MWH, a privately held
global engineering consulting firm
Qualifies as an independent director and as an
audit committee financial expert
Currently serves as Director for Tiberius
Qualified Master Fund, Ltd., a management
company for various investment funds and
accounts
Since 2001, he has also served as Managing
Partner of TF Asset Management LLC and since
2005, as a partner of Montrachet Capital
Management LLC
Mr. Peduzzi was the managing member and
President of Peduzzi Investment Group, LLC.
from 1996 to 1999, and a director and President
of Peduzzi Investment Group Inc. from 1993 to
1996
From 1989 to 1992, Mr. Peduzzi was a
derivatives trader for Susquehanna Investment
Group
Qualifies as an independent director and as an
audit committee financial expert

EXECUTIVE SUMMARY AND DIRECTOR SLATE

ESMARK
A Steel Services Family

Esmark is nominating a talented and diverse slate of
experienced nominees (cont’d.)
James A. Todd
Current President and CEO of CanAm
Corporation which pursues investment
opportunities in coal, iron ore, and steel
industries
Mr. Todd was CEO of Birmingham Steel Corp. (a
large electric arc furnace steel producer), now
part of Nucor, from 1980 to 1996
In 1999, Mr. Todd rejoined Birmingham Steel
Corporation as Vice Chairman and Director,
positions he held until 2002
In 1993, Mr. Todd was named "Steel Maker of the
Year" by Iron Age Magazine
In 1990, Mr. Todd was the Silver winner of the
Financial World CEO of the Year award
Mr. Todd currently serves as a trustee for
Louisville Presbyterian Theological Seminary and
as non-executive chair of ABC Polymer
Industries LLC
Qualifies as an independent director
James P. Bouchard
Founder, CEO and Chairman of Esmark Inc.
Chairman and CEO of the Bouchard Group,
L.L.C.
Prior to founding Esmark in 2003, Mr. Bouchard
was Vice President-Commercial for U.S. Steel
Kosice (Europe) from 2000 to 2002
During his 15 year career at U.S. Steel Group,
Mr. Bouchard was Manager-Marketing, Manager–
National Accounts and Strategic Market
Development Manager
Mr. Bouchard served on the C.D.E. committee
for Eurofer in Brussels, Belgium
Former Chairman of the Steel Shipping
Container Institute (SSCI) supplier division
American Iron and Steel Institute (AISI) in
Washington, DC
Mr. Bouchard also previously held positions at
Inland Steel (now Mittal), Metron and Ryerson

Esmark is nominating a talented and diverse slate of
experienced nominees (cont’d.)
Craig Bouchard
Co-founder and President of Esmark
Mr. Bouchard has 25 years of experience in
domestic and international finance,
specializing in mergers, acquisitions and
corporate finance and international trading,
software and analytics
From 1998 to 2003, Mr. Bouchard was the
President and CEO of NumeriX, a Wall Street
software company
From 1976 to 1995 Mr. Bouchard was a Senior
Vice President at the First National Bank of
Chicago (now J.P. Morgan Chase)
During his 19-year career at the bank, Mr.
Bouchard was the Global Head of Derivatives
Trading, Head of Institutional Research, and
Head of Asia Pacific

EXECUTIVE SUMMARY AND DIRECTOR SLATE

ESMARK
A Steel Services Family ™

Esmark slate Wheeling-Pitt slate
Esmark’s proposed slate would bring much-needed depth,
experience and strategic vision to Wheeling-Pitt’s Board
Seven of the nine Board nominees are fully
independent with no affiliation to Esmark
The Board nominees were selected based on
their substantial experience in steel, cost
accounting, finance, operations and strategic
planning
The Board nominees are knowledgeable and
highly respected within their fields
They have accepted our invitation to serve
on the Wheeling-Pitt Board with a clear
understanding of the various financial and
operational issues that need to be addressed
With broad experience on many Boards of
Directors of other public and private
companies, the proposed nominees would
put the interests of shareholders in front of
those of senior management
Wheeling-Pitt’s Board has bankruptcy
experience, not steel experience
5 Directors affiliated with bankrupt
companies
No change in bankruptcy board even after
board automatically declassified
Most of the existing Directors have no
experience in the steel industry and have
little public company experience
This Board has relied heavily upon senior
management to set their strategy and
disregarded opinions expressed by two very
important constituencies: the USWA and
Tontine (its 3 largest shareholder)
Wheeling-Pitt senior management has
continued to pursue only those strategies
that protect their current positions and not
what is in the best interest of all
shareholders

rd

Agenda Agenda Page Conclusion Esmark’s Strategic vision and operating plan Wheeling-Pitt has overpromised and underperformed Executive summary and director slate 13 2 13 21 33

WHEELING-PITT HAS OVERPROMISED AND UNDERPERFORMED

ESMARK A Steel Services Family

0
10
20
30
40
50
60
70
80
$90
11/2/2004 5/3/2005 11/1/2005 5/2/2006 11/1/2006
WPSC Producers Processors / distributors S&P 500
2-year stock price performance
Wheeling-Pitt has underperformed its peers and the broader
market indices
2-year 1-year
WPSC (38.6%) 53.9%
Producers 136.0% 63.2%
Processors / distributors 18.0% 2.9%
S&P 500 21.0% 12.6%
Source: Tradeline
Note:  Peers and S&P 500 indexed to WPSC share price on 11/02/04.  Producer peers include U.S. Steel, AK Steel, Nucor, IPSCO, Steel Dynamics, Commercial Metals,
and Oregon Steel.  Processor/distributor peers include Reliance Steel, Worthington, Ryerson, Gibraltar, Steel Technologies, and Olympic Steel

Despite operating in one of the strongest steel markets in decades,
Wheeling-Pitt’s operational performance has lagged
$0.63
$0.18
$0.56
$0.16
$3.42
$2.79
$(0.71)
$(0.15)
$(1.64)
$(1.47)
(2.00)
0.00
2.00
$4.00
1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06
0
200
400
600
$800
Historical earnings vs. hot-rolled steel prices
Hot-rolled steel prices ($/ton) Diluted EPS
Source: Company filings, Metal Strategies
Note: Hot-rolled steel prices represent quarterly averages; Wheeling-Pitt EPS figures as reported

WHEELING-PITT HAS OVERPROMISED AND UNDERPERFORMED

ESMARK
A Steel Services Family

-3.00
-1.00
1.00
3.00
5.00
7.00
9.00
$11.00
11/1/04 2/7/05 5/17/05 8/24/05 12/1/05
Producers Processors/distributors Wheeling-Pitt
Wheeling-Pitt’s forward median FY EPS estimates vs. peers
Industry peers were more successful in meeting Street
expectations than Wheeling-Pitt
Source:  IBES, Factset
Note:  Peer groups indexed to Wheeling-Pitt median forward EPS estimate on 11/1/04. Producer peers include U.S. Steel, AK Steel, Nucor, IPSCO, Steel Dynamics,
Commercial Metals, and Oregon Steel.  Processor/distributor peers include Reliance Steel, Worthington, Ryerson Tull, Gibraltar, Steel Technologies, and Olympic Steel
Nov-04 Mar-05 Jun-05 Sept-05 Dec-05

Wheeling-Pitt’s performance has been plagued by a number of
factors…
Despite Wheeling-Pitt posting a profit in 2Q06, this came after three consecutive quarterly operating losses posted by the Company and continues to lag behind industry peers.  Anticipated 3Q profit will also lag
2Q06 costs of $651/ton are significantly above the industry norm
The high cost base and underperformance can be attributed to:
Low capacity utilization
Work outages
High costs of its blast furnace operations
Bad natural gas hedging decisions
Wheeling-Pitt has made several attempts to re-align its cost structure, but each time has failed to execute on the full cost savings on a timely basis
Esmark believes that Wheeling-Pitt is carrying an over-levered capital structure, which has not changed substantially since its emergence from bankruptcy
2Q06 debt of $398 million is actually 4% higher than post-bankruptcy levels of $381 million
Liquidity is low with only $42 million of borrowing availability and $5 million of unrestricted cash
Poor coal supply
Expensive coke repairs
Additional EAF commissioning expenses
General operational mismanagement

WHEELING-PITT HAS OVERPROMISED AND UNDERPERFORMED

ESMARK
A Steel Services Family

…consequently, Wheeling-Pitt has operated with a highly levered capital structure, supported by inconsistent cash flow generation
Wheeling-Pitt’s capital structure as of 06/30/06
Amount
($mm)
% of total
cap.
Cash and equivalents $12.1 —
Restricted cash 24.4 —
Total cash $36.5 —
Short-term debt $101.5 15.1%
Sr. secured term loan $167.3 24.9%
Series A secured notes 40.0 5.9
Series B secured notes 20.0 3.0
Unsecured 6% note 10.0 1.5
W. Virginia Dept. of Development 6.5 1.0
Ohio Dept. of Development 5.0 0.7
Industrial revenue bonds 6.7 1.0
Other 40.8 6.1
Total debt $397.8 59.1%
Shareholder’s equity 275.1 40.9
Total capitalization $672.9 100.0%
Current liquidity
ABL availability¹
$42.2
Unrestricted cash²
5.4
Total liquidity $47.6
Source: Company filings
1
As of June 30, 2006, per Wheeling-Pitt’s 2Q 2006 10-Q
2
Excludes restricted cash balance of $24.4 million and MSC joint venture cash of $6.7 million
Historical debt levels ($ millions)
$397.8
$394.6
$332.8 $333.6
$422.6
$380.5
07/31/2003 12/31/2003 12/31/2004 12/31/2005 03/31/2006 06/30/2006
Historical EBITDA ($ millions)
$7.9
($6.5)
$9.5
$131.4
($46.0)
($7.2)
07/31/2003 12/31/2003 12/31/2004 12/31/2005 03/31/2006 6/30/2006
Note:  Figures represent trailing 12 months

WHEELING-PITT HAS OVERPROMISED AND UNDERPERFORMED

ESMARK
A Steel Services Family

Wheeling-Pitt remains the highest cost producer among North
American steel producers as reflected in low operating profit per ton
$127
$126
$99
$90
$83
$39
$28
$0
$25
$50
$75
$100
$125
$150
Steel Dynamics Nucor U S Steel Gerdau Mittal Steel AK Steel Wheeling-Pitt
2Q06 operating profit per ton

Specific examples of Wheeling-Pitt’s operating failures
Two revisions in 2006 of existing employment and retention agreements for certain members of executive management, including CEO James Bradley, providing more favorable terms for separation or severance benefits (golden parachutes)
Commercial lawsuits - Massey Energy litigation resulting in high coal costs
Poor raw material procurement resulting in high natural gas costs
Numerous Occupational Safety and Health Administration violations, several of which were deemed “serious”
There have been three employee deaths since 2005
History of Environmental Protection Agency violations, the most recent being a violation of the Clean Air Act
Ductwork collapse at basic oxygen furnace that has drastically impacted profitability and resulted in ongoing litigation with the insurance companies
Required waivers on existing credit agreement and term loan due to operational underperformance and breach of financial covenants

Agenda Agenda Page Conclusion Esmark’s Strategic vision and operating plan Wheeling-Pitt has overpromised and underperformed Executive summary and director slate 21 2 13 21 33

ESMARK'S STRATEGIC VISION AND OPERATING PLAN

ESMARK
A Steel Services Family™

There are three basic requirements for a small regional steel producer like Wheeling-
Pitt to succeed:
Strong partnership with its Union
Low-cost producers
Large, diverse and loyal customer base
Build a “niche” regional steel company
Combine mill and service center strengths
Service a diverse and profitable customer segment
Integrated model commonly used in Europe — Mittal, Arcelor, U.S. Steel Kosice
Target a more profitable business mix of 75% downstream, 25% mini-mill
Expand product offerings and market scope
Extensive customer base
2 ton order to 10,000 ton order
Financial strength
Strong financial partners
Materially stronger balance sheet
Access to equity and debt markets to grow the combined company
Strategy for Wheeling-Pitt
Strategy for Wheeling-Pitt

Esmark’s process to fix Wheeling-Pitt
Step 1:  Replace current Board of Directors with new slate of talented, experienced, and independent individuals
Step 2:  Replace current management with well-qualified team that has a proven track record and significant steel industry experience
Step 3:  Appoint an independent committee to evaluate alternatives available to Wheeling-Pitt and choose the proposal that makes sense for all Wheeling-
Pitt shareholders
Step 4:  Present Esmark transaction proposal to the independent committee of the Board

Esmark’s proposed executive management team has significant
experience and a successful track record in steel production
Tom Modrowski
Current COO of Esmark and President
of Electric Coating Technologies
(subsidiary of Esmark)  and former
President of Eagle Steel Coating Co.
(a JV of US Steel and Rouge Steel)
John Goodwin
Former COO of International Steel
Group; Former Principal and CEO of
Steel Consultants; Former President of
Beta Steel Corp.; Former CEO, COO
and President of National Steel; and
Former General Manager with US Steel
Mike Ogrizovich
Current EVP of Esmark; Former
District Manager with Arcelor
Steel; Former Manager of Sales &
Marketing of Beta Steel Corp
Jim Ledgard
Current President of Vertex Global
Steel Resources; Former VP of
Operations and COO of Combined
Metals Chicago (a sub of AK Steel);
Former General Manager of AK Steel;
Former Division Manager of US Steel
Bill Ristau
Current Chief Commercial Officer
of Esmark; Former President of
Century Steel (now a subsidiary
of Esmark)
Craig Bouchard
Co-founder and current President of
Esmark; Former President and CEO of
NumeriX; Formerly held various
financial positions at the First National
Bank of Chicago (now JPMorgan Chase)
Jim Bouchard
Founder and current CEO and Chairman of
Esmark and Chairman and CEO of Bouchard
Group LLC; Former VP-Commercial for US
Steel Kosice; Held various positions with US
Steel prior to Kosice; Held positions at Inland
Steel (now Mittal), Metron and Ryerson

Esmark’s current proposal
Wheeling-Pitt would issue 16.5 million new common shares to Esmark shareholders valued at approximately
$295 million, based on the closing share price of $17.86 as of July 14, 2006 and Esmark’s valuation as of the same date*
Esmark has arranged in principle new credit facilities for a combined company, including a $350 million facility to be led by JPMorgan Chase Bank, N.A.
Subsequent to the merger, Esmark expects that the new company would offer to purchase up to 50% of the shares of current Wheeling-Pitt shareholders at a price of $20.00 per share, reflecting a 12% premium to the closing share price of $17.86 on July 14, 2006
The decision of whether a shareholder would tender his or her shares in the offer would be at each shareholder’s discretion
In response to shareholder feedback, Esmark has modified the original proposal such that in lieu of a $200 million cash infusion from its largest shareholders, funds controlled by Franklin Mutual Advisers, LLC
(“Franklin”), Franklin would instead backstop up to a $200 million rights offering, which would
Allow existing shareholders to further participate in the future upside of Wheeling-Pitt
Provide Wheeling-Pitt with much-needed liquidity
Esmark has also announced that it has reached an agreement in principle with Duferco International Trading
Holding Limited (“Duferco”) and the Industrial Union of Donbass (“Donbass”) on a long-term slab supply agreement to provide low-cost slabs to re-align the cost structure at Wheeling-Pitt
This enhanced proposal continues to be supported by the USWA and has garnered public support from Tontine, one of Wheeling-Pitt’s largest shareholders
Increased value for Wheeling-Pitt shareholders
* Does not reflect any acquisitions made by Esmark after July 14, 2006

Combining the nation’s 4th largest steel mill, Wheeling-Pitt, with Esmark’s rapidly growing service center and converter distribution network provides an opportunity for the new combined company to take a leadership role in the U.S. steel industry
The new combined company will be able to offer faster, better and more consistent service than any of its competitors
The company will be managed by a world-class management team composed of some of the best technical people in the industry and overseen by a strong and independent board of directors
The new company will have the goal of gradually converting Wheeling-Pitt into a low-cost mini-mill and slab converter with an expanded customer base of 4,000, which would be unparalleled in the industry
Esmark is continuing on its path of acquiring distribution companies
By leading the shift to a new steel industry model in North America, the combined company would represent a significant investment opportunity for Wheeling-Pitt shareholders
The combination of Esmark and Wheeling-Pitt would create a
strong model for growth and profitability in North American steel

ESMARK'S STRATEGIC VISION AND OPERATING PLAN

ESMARK
A Steel Services Family
Esmark Subsidiaries
Strategic Partners
CENTURY STEEL
Sun Steel
Great Western Steel
U.S. Metals & Supply
Mars Steel
PRG
PREMIER RESOURCE GROUP
North American Steel
Independent Steel
Meda Steel, Belgium
United Steel Group

ESMARK
A Steel Services Family

$19
$413
$625
2004 2005 2006E
$1
$17
$41
2004 2005 2006E
Historical and projected sales ($ millions) Historical and projected EBITDA ($ millions)
Source: Preliminary company audits
Note:  2004 represents results for period beginning 11/9/04 and ending 12/31/04; 2006 figures include annualized sales and EBITDA for Independent Steel
Esmark has been rapidly growing its business

ESMARK'S STRATEGIC VISION AND OPERATING PLAN

ESMARK
A Steel Services Family

The combination would create a leader in the U.S. steel marketplace with operational and commercial competitive advantages
Transaction merits
Supply chain integration
Esmark management has a profitable distribution platform with significant growth opportunities
Esmark aspires to be the first distributor with reliable 48 hour JIT delivery to a broad set of customers
Inventory management
Service centers have historically struggled financially when inventory levels increased above three months.
Having access to its supply will allow Esmark to run its distribution business with industry low inventory levels
Esmark would provide Wheeling-Pitt with a direct link between production, distribution and end-user
— Supply chain management will yield control of inventory cycles by matching production with orders
Customer access and service
The combined company will have the largest customer base of any steel services company in North America with significant competitive advantages
— Within one year, Esmark anticipates that the customer base will grow from 2,000 to 4,000 with over 120 sales personnel in the U.S.  Esmark is already targeting acquisitions to achieve this growth
Low-cost producer
Wheeling-Pitt’s state-of-the-art electric arc furnace combined with Esmark’s entrepreneurial low-cost distribution platform should position the new company to have one of the lowest cost steel supply chains in the U.S.
Esmark will import low cost slabs in large volumes to provide immediate raw material and production savings
De-lever the balance sheet
The transaction will create a stronger capitalized company to provide greater financial flexibility
Esmark is focused on building a conservative balance sheet for the combined company

ESMARK'S STRATEGIC VISION AND OPERATING PLAN

ESMARK
A Steel Services Family™

Opportunities should be significant
Slab
incremental
profit
Hot strip mill
productivity
savings
Purchasing
savings
Liquid steel
productivity
savings
Esmark intends to invest in and efficiently use the Hot Strip Mill with a goal of converting over one million tons of slabs per year
Esmark expects to achieve Hot Strip Mill efficiency with increased volumes and cost savings initiatives to help reduce Wheeling-Pitt’s conversion costs
Wheeling-Pitt has been burdened by credit and purchasing limitations while Esmark’s financial strength and purchasing relations would enable a material reduction in purchasing of raw materials
Esmark will target materially increased production of liquid steel through the EAF

Esmark has reached an agreement in principle with Duferco and Donbass, whereby
Duferco/Donbass would make 1.4 million metric tons of slab available to the Esmark family of companies upon consummation of the proposed combination of Esmark and Wheeling-Pitt
Supply would begin in 1Q07 on an as-needed, annual basis
Six year agreement with automatic annual extensions thereafter
This agreement would allow Esmark to expand Wheeling-Pitt’s current 1.7mm ton/year EAF output to 2.0mm tons and increase its total hot strip mill capacity to 3.4mm tons without running the high cost blast furnace
Duferco and Donbass are highly respected steel companies and leading suppliers of steel slabs to
North America
Duferco has over $7 billion in revenues and is engaged in the worldwide production, distribution and trade of all types of steel products
Donbass is an integrated producer of steel products with annual output of 9.2mm metric tons
Unlike CSN who does not currently have the steel production capacity to fulfill its proposed slab agreement, Duferco and Donbass are prepared to fully supply the new combined company with all the needed slab beginning in 1Q07
Esmark has secured a competitive slab arrangement for the
new company with two leading steel producers

ESMARK'S STRATEGIC VISION AND OPERATING PLAN

ESMARK
A Steel Services Family

Current and pro forma product mix
Source:  Company filings, IBES
Note:  Market data as of 11/1/06; all financials calendarized to 12/31 year end
44%
33%
25%
56%
67%
75%
Wheeling-Pitt standalone Pro forma Target
Production Distribution
FV/2006E EBITDA
Improved product mix provides the opportunity for
potential multiple expansion and value creation
5.6x 5.6x
5.2x
5.1x
8.5x
6.9x
6.5x
3.7x
4.7x
3.6x
6.2x
5.2x
4.9x
Oregon Steel
Mills
AK Steel Commercial
Metals
Nucor Steel
Dynamics
Ipsco U.S. Steel Worthington Steel
Technologies
Ryerson Inc Gibraltar
Industries
Reliance Steel    Olympic
Steel
Producers
Median 6.4x
Processors/distributors
Median 5.1x

ESMARK'S STRATEGIC VISION AND OPERATING PLAN

ESMARK
A Steel Services Family

A combination with Esmark would significantly improve
Wheeling-Pitt’s financial flexibility
Esmark will contribute its strong balance
sheet with no debt in addition to its strong
cash flow (2006E EBITDA of $41 million)
The $150 million tender is at each
shareholder’s discretion – Esmark would
welcome the continued support of existing
shareholders, which would result in a lower
cash use for the tender and higher liquidity
The $200 million rights offering, to be
backstopped by Franklin and potentially
other parties, will contribute needed
liquidity to the Company
Two important members of the existing bank
group have offered to arrange a new $350
million revolving credit facility for the
combined company
Esmark’s slab agreement with Duferco and
Donbass would be structured with low
working capital requirements
NewCo capital structure
Source:  Company filings
Note:  As of 6/30/06
1
Includes market value of WPC equity based on 7/14/06 closing share price, plus $295mm in new equity issued to Esmark shareholders, plus $200mm in proceeds from rights offering, less $150mm from cash tender
Pro forma liquidity
Amount ($mm)
ABL availability¹
$248.5
Unrestricted cash²
5.4
Total liquidity prior to rights offering/tender $253.9
Maximum tender costs ($150.0)
Maximum rights offering proceeds 200.0
Blast furnace shutdown cost
(30.0)
Total liquidity $273.9
Note: As of 6/30/06; analysis above is preliminary and does not reflect impact of purchase accounting
1
Assumes only Wheeling-Pitt’s current revolver borrowings are refinanced via the new $350 million credit facility
2
Excludes restricted cash balance of $24.4 million and MSC joint venture cash of
$6.7 million
32
Amount
($mm) % of total cap
Unrestricted cash $5.4 —
Net cash from rights offering/tender 50.0 —
Restricted cash
31.1 —
Total cash $86.5 —
Current portion of long-term debt 28.0 2.8%
Long-term debt
369.7 36.8%
Total debt $397.8 39.6%
Shareholder's equity
1
$607.5 60.4%
Total capitalization $1,005.2 100.0%

Agenda Agenda Page Conclusion Esmark’s Strategic vision and operating plan Wheeling-Pitt has overpromised and underperformed Executive summary and director slate 33 2 13 21 33

Two of Wheeling-Pitt’s largest stakeholders have shown public support for Esmark’s slate of directors and strategic vision
USW public response
“We believe the Esmark proposal holds the greatest
promise for Wheeling-Pitt’s future. In the Union’s
view, Esmark’s financial strength, management team
and strategic vision will bring a strong commitment
to rebuilding WPSC and the communities and steel
families in the Ohio Valley.”
David McCall
September 19, 2006
Investor response to Esmark Investor response to Wheeling-Pitt
USW public response
“No amount of fancy footwork can obscure the fact
that the union has clear approval rights on the CSN
deal…And after our extensive conversations with
both CSN and Wheeling-Pitt management, that
approval will not be forthcoming.”
David McCall
September 19, 2006
Tontine public response
“Tontine believes that the Esmark proposal provides
the most attractive long-term economic value and
ongoing participation opportunity to the current
shareholders of Wheeling-Pittsburgh.  Accordingly,
absent any changes in the facts or dynamics of the
process or the current proposals, Tontine has
concluded that it will support the Esmark slate of
Directors at the Company’s 2006 Annual Meeting.”
Jeffrey Gendell
October 27, 2006
Tontine public response
“[The] CSN proposal, as currently structured, is very
unattractive to the existing shareholders of the
Company, despite certain long-term strategic
benefits that it may offer…In terms of the Board’s
decision…to enter into a definitive agreement with
CSN in connection with such proposal, we do not
support the Board’s actions and will vote against the
proposal if it comes before the Company’s
shareholders.”
Jeffrey Gendell
October 27, 2006

The CSN deal is the wrong
next step for Wheeling-Pitt
Combination of two historically unprofitable businesses and unsubstantiated value for Heartland
The Heartland assets being merged with Wheeling-Pitt in the proposed strategic arrangement with CSN are being valued at approximately $300 million (based on Wheeling-Pitt’s market capitalization the day prior to the announcement)
Neither Wheeling-Pitt nor CSN has provided any viable justification for this valuation
Heartland was acquired by CSN in 2001 for $74 million out of Chapter 11 bankruptcy protection
Heartland was unprofitable and operating at only 30% capacity just prior to filing for bankruptcy
While Heartland was built for $250 million, this is not the “replacement value” as described by
Wheeling-Pitt since CSN has been unable to turn this asset from its history of losses into a substantially profitable company
“Cash investment” truly a debt infusion to result in a change of control in three years
The second component of the CSN strategic arrangement entails a $225 million “cash investment”, which, in actuality, is only convertible debt
This debt is being structured at an interest rate of 9% per annum that would burden Wheeling-
Pitt, already one of the most over-leveraged companies in the industry, with more debt
This debt would likely be converted into additional shares resulting in a change of control transaction if Wheeling-Pitt is unable to repay the debt
A substantial portion of this “investment” would go towards improving the Heartland operations – not Wheeling-Pitt

Union and Tontine-supported proposal
We highly encourage investors to look at the strong, union-supported Esmark proposal
Tontine Management, LLC has also expressed public support of the Esmark slate of directors and strategic vision as it relates to the proposed combination
Merger with a profitable and financially sound company
Unlike the CSN arrangement, the Esmark proposal would bring to the table:
An already profitable company,
A balance sheet with no long-term debt, and
Opportunity for current shareholders to invest on par with Esmark in the combined company, thereby allowing shareholders to further participate in the future upside at Wheeling-Pitt while contributing $200 million of much-needed liquidity to Wheeling-Pitt
New slate of directors focused on enhancing shareholder value
Esmark asks that investors vote to provide a fresh breath of life into Wheeling-Pitt by replacing the existing
Board of Directors, which has failed to enhance shareholder value since Wheeling-Pitt’s emergence from bankruptcy, as evidenced by below equity market returns
Esmark’s proposed slate of strong, independent directors would fulfill their fiduciary duty in evaluating all proposals
Esmark has no hidden agenda – we are simply attempting to build upon an already successful model, which exists in Europe, that would transform Wheeling-Pitt from an unprofitable and highly-leveraged integrated steel producer into a well-managed and financially sound company
Further, Esmark wants to share this promising future with existing Wheeling-Pitt shareholders
Electing the Esmark
nominees is the right next step for Wheeling-Pitt

Conclusion Questions and Answers Esmark would like to thank you for the opportunity to meet and discuss the potentially exciting future for Wheeling-Pitt and its shareholders 37